UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2020

Northfield Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35791	80-0882592
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

581 Main Street,	Woodbridge,	New Jersey	07095
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code:        (732) 499-7200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.01 per share	NFBK	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders

The 2020 Annual Meeting of Stockholders was held on May 27, 2020 (the “Annual Meeting”). The matters considered and voted on by Northfield Bancorp’s (the Company’s) stockholders at the Annual Meeting and the votes of stockholders were as follows:

Matter 1. The election of three directors, each for a three-year term.

NAME	FOR	WITHHELD	BROKER NON-VOTES

John W. Alexander	30,537,506	2,050,598	5,500,205
Annette Catino	31,748,393	839,711	5,500,205
John P. Connors, Jr.	31,762,289	825,815	5,500,205

Matter 2. An advisory (non-binding) resolution to approve the executive compensation described in the Proxy Statement.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
31,509,847	705,894	372,363	5,500,205

Matter 3. The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

FOR	AGAINST	ABSTAIN
37,050,392	816,945	220,972

Item 8.01     Other Events

On May 27, 2020, the Company issued a press release describing the voting results of the stockholders at the Annual Meeting held on May 27, 2020. A copy of the Company’s press release dated May 27, 2020, is filed herewith as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibit	Description of Document
99.1	Company press release announcing Annual Meeting results
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHFIELD BANCORP, INC.
DATE: May 29, 2020	By:	/s/ William R. Jacobs
William R. Jacobs
Chief Financial Officer
(Principal Financial and Accounting Officer)